Exhibit 3.287

ARTICLES OF INCORPORATION

OF

SHERIDAN HEALTHCARE OF ARKANSAS, P.A.

The undersigned, desiring to form a corporation pursuant to the provisions of the Arkansas Medical Corporation Act (Act 179 of 1961, Acts of Arkansas) and any acts amendatory thereof or supplemental thereto, does hereby sign the following articles and certifies that:

1. NAME. The name of the corporation (hereinafter referred to as the “Corporation”) is SHERIDAN HEALTHCARE OF ARKANSAS, P.A.

2. DURATION. The Corporation shall have perpetual existence.

3. PURPOSES. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Arkansas Business Corporation Act to the extent not in conflict with the Arkansas Medical Corporation Act. The primary purpose for which the Corporation is organized, which is provided for informational purposes only, is to conduct the practice of medicine through physicians licensed in the state.

4. POWERS. The Corporation shall have and be entitled to exercise all of the powers conferred upon corporations by virtue of their existence as authorized by the Arkansas Business Corporation Act, including those powers enumerated A.C.A. §4-26-101 et seq.

5. AUTHORIZED SHARES AND RIGHTS OF SHAREHOLDERS.

Authorized Shares and Par Value. The Corporation shall have the authority to issue, in the aggregate, 1,000 shares of common stock, of $.01 par value each.

6. REGISTERED OFFICE AND AGENT. The address of the initial registered office of this Corporation and the name of its initial registered agent at such address are as follows:

REGISTERED AGENT	REGISTERED OFFICE

The Corporation Company	425 West Capitol Avenue Suite 1700 Little Rock, Arkansas 72201

7. DIRECTORS.

(a) Number. The number of directors constituting the initial Board of Directors of the Corporation shall be one (1), who shall serve until the first annual shareholders’ meeting, or until successors are elected and qualified. Thereafter, the number of directors from time to time shall be fixed by the Board of Directors as provided in the Bylaws.

(b) Removal Only for Cause. A director may be removed by the shareholders only for cause.

(c) Limitation on Director Liability. A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; provided, however, this provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for voting for or assenting to an unlawful distribution by the Corporation, (iv) for any transaction from which the director derived any improper personal benefit, or (v) for any action, omission, transaction or breach of a director’s duty creating any third party liability to any person or entity other than the Corporation or its shareholders. If the Arkansas Business Corporation Act is amended after the effective date of incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Arkansas Business Corporation Act, as so amended. Any repeal or modification of the foregoing paragraph by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

(d) Indemnification. Directors and officers of the Corporation shall be indemnified by the Corporation to the fullest extent now or hereafter permitted by the Arkansas Business Corporation Act in connection with any actual or threatened action or proceeding (including civil, criminal, administrative, or investigative proceedings) arising out of their service to the Corporation or to another organization at the Corporation’s request. Persons who are not directors and officers of the Corporation may be similarly indemnified with respect to their service to the Corporation or to another organization at the Corporation’s request to the extent authorized at any time by resolution of the Board of Directors.

8. AMENDMENT TO ARTICLES OF INCORPORATION. From time to time any of the provisions of these Articles of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Arkansas at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the shareholders of the Corporation by these Articles of incorporation are granted subject to the provisions of this Article.

9. INCORPORATOR. The name and address of the incorporator is:

NAME	ADDRESS

Price C. Gardner	400 West Capitol Avenue Suite 2000 Little Rock, Arkansas 72201

IN WITNESS WHEREOF, the undersigned has hereunto set my hand as Incorporator of this Corporation effective as of the 22nd day of July, 2004.

/s/ Price C. Gardner
PRICE C. GARDNER

ARTICLES OF CORRECTION OF

SHERIDAN HEALTHCARE OF ARKANSAS, P. A.

Date incorporated or authorized to transact business: August 18, 2004

x  Domestic                           Foreign

The undersigned as the incorporator of Sheridan Healthcare of Arkansas, P. A., (the “Corporation”) a corporation existing under and by virtue of the laws of the State of Arkansas, hereby certifies in compliance with the Arkansas Business Corporation Act (Act 958 of 1987) that:

1. On August 18, 2004, the Corporation filed Articles of Incorporation with the Arkansas Secretary of State. Such document contains an incorrect statement as follows:

Article IV refers to statute A.C.A. § 4-26-101 et seq.

2. The incorrect statement is hereby corrected by the Corporation executing these Articles of Correction. The incorrect statement set forth above should be corrected to read as follows:

The statute referred to in Article IV should read A.C.A. § 4-27-101 et seq.

The Corporation has caused its corporate name to be subscribed by the incorporator who hereby verifies that the statements contained in the foregoing Articles of Correction are true to the best of his knowledge and belief on this 20th day of August, 2004.

SHERIDAN HEALTHCARE OF ARKANSAS, P.A.

By:	/s/ Price C. Gardner
Price C. Gardner
Its:	Incorporator

ARKANSAS SECRETARY OF STATE

[INSERT SEAL]		State Capitol — Little Rock, Arkansas 72201-1094
	Charlie Daniels	501-682-3409 —www.sos.arkansas.gov
Business & Commercial Services, 250 Victory Building, 1401 W. Capitol, Little Rock

NOTICE OF CHANGE OF COMMERCIAL REGISTERED AGENT INFORMATION

(PLEASE TYPE OR PRINT CLEARLY IN INK]

1.	a. Current Name of Commercial Registered Agent: The Corporation Company

b. New name of Commercial Registered Agent: The Corporation Company

2.	a. Current address on file: 425 West Capitol Avenue, Suite 1700, Little Rock, AR 72201

b. New address: 124 West Capitol Avenue, Suite 1400, Little Rock, AR 72201-3736

3.	a. Jurisdiction / type of organization: Business Corporation

b. New jurisdiction / new type of organization:

4	Attach a listing of ALL entities effected by the above change(s).

A commercial registered agent shall promptly furnish each entity it represents with notice of the filing of a statement of change.

I understand that knowingly signing a false document with the intent to file the Arkansas Secretary of State is a Class C misdemeanor and is punishable by a fine up to $100.00 and/or imprisonment up to 30 days.

Executed this 27th day of December, 2007.

/s/ Marie Hauer	Marie Hauer
Assistant Secretary

ARKANSAS SECRETARY OF STATE

[INSERT SEAL]		State Capitol — Little Rock, Arkansas 72201-1094
	Charlie Daniels	501-682-3409 —www.sos.arkansas.gov
Business & Commercial Services, 250 Victory Building, 1401 W. Capitol, Little Rock

NOTICE OF CHANGE OF COMMERCIAL REGISTERED AGENT INFORMATION.

(PLEASE TYPE OR PRINT CLEARLY IN INK]

1.	a. Current Name of Commercial Registered Agent: The Corporation Company

b. New name of Commercial Registered Agent: The Corporation Company

2.	a. Current address on file: 124 West Capitol Avenue, Suite 1700, Little Rock, AR, 72201-3736

b. New address: 124 West Capitol Avenue, Suite 1900, Little Rock, AR 72201

3.	a. Jurisdiction / type of organization: Business Corporation

b. New jurisdiction / new type of organization:

4	Attach a listing of ALL entities effected by the above change(s).

A commercial registered agent shall promptly furnish each entity it represents with notice of the filing of a statement of change.

I understand that knowingly signing a false document with the intent to file with the Arkansas Secretary of State is a Class C misdemeanor and is punishable by a fine up to $100.00 and/or imprisonment up to 30 days.

Executed this 28th day of April, 2008.

/s/ Marie Hauer	Marie Hauer
Assistant Secretary